                                                                 EXHIBIT 1.1

                                                              EXECUTION COPY


                                   $90,000,000
                              THE MONEY STORE INC.

                THE MONEY STORE BUSINESS LOAN BACKED CERTIFICATES
                                  SERIES 1997-1

                             UNDERWRITING AGREEMENT


                                                           March 21, 1997


Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

     The Money Store Inc., a New Jersey corporation (the "Company") and The Money Store Commercial Mortgage Inc., a New Jersey corporation (the "Seller"), hereby confirm their agreement with Prudential Securities Incorporated (the "Underwriter") with respect to the delivery by the Seller, of certificates entitled "The Money Store Business Loan Backed Certificates, Series 1997-1, Class A (the "Class A Certificates"), Class M (the "Class M Certificates") and Class B (the "Class B Certificates," and together with the Class A Certificates and the Class M Certificates, the "Certificates"), to be issued pursuant to a Pooling and Servicing Agreement, to be dated as of February 28, 1997 (the "Pooling and Servicing Agreement"), among the Company, as Representative, The Money Store Commercial Mortgage Inc. ("TMSCMI" or the "Seller"), as servicer (in such capacity, the "Servicer"), and Marine Midland Bank, as trustee ("Marine Midland" or, in its capacity as trustee under the Pooling and Servicing Agreement, the "Trustee"). The initial aggregate principal amount of the Class A Certificates shall be approximately $75,600,000, the initial aggregate principal amount of the Class M Certificates shall be approximately $7,200,000, and the initial aggregate principal amount of the Class B Certificates shall be approximately $7,200,000. The Certificates represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by the Seller which consists primarily of the right to receive payments and other recoveries attributable to a certain pool of loans (the "Business Loans").

     Prior to the delivery of the Certificates by the Seller, and the public offering thereof by the Underwriter, the Seller and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement shall be between the Seller and the Underwriter and shall specify such applicable information as is indicated in, and be in substantially the form of, Exhibit A hereto. The offering of the Certificates will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     As February 28, 1997, the aggregate principal amount of the Business Loans equaled approximately $87,808,810.42. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     The Seller understands that the Underwriter proposes to make a public offering of the Certificates as soon as the Underwriter deems advisable after the Pricing Agreement has been executed and delivered.

     Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER.

     (a) The Company and the Seller represent and warrant to the Underwriter as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                           (i) The Seller has filed with the Securities and
                  Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-20817) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference) are respectively referred to herein as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Company and the Registration Statement.

                           (ii) At the time the Registration Statement became
                  effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriter for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus; and provided further, that neither the Company nor the Seller make any representations or warranties as to any information in any Computational Materials (as defined below) provided by the Underwriter to the Company pursuant to
                  Section 10. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                           (iii) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of the Seller to perform its obligations under the Basic Documents (as defined below) to which it is a party and (B) there have been no transactions entered into by the Seller, other than those in the ordinary course of business, which would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement, the Pricing Agreement and the Pooling and Servicing Agreement (this Agreement, the Pricing Agreement and the Pooling and Servicing Agreement being herein referred to, collectively, as the "Basic Documents").

                           (iv) The Seller has been duly organized and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party; and the Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Seller's ability to perform its obligations under the Basic Documents to which it is a party, or (B) the business, properties, financial position, operations or results of operations of the Seller.

                           (v) Any person who signed this Agreement on behalf of
                  the Seller, was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of the Company and the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

                           (vi) Each Basic Document has been duly and validly
                  authorized by the Seller and, when executed and delivered by the Seller and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of such Seller, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and such Basic Documents conform in all material respects to the statements relating thereto contained in the Prospectus.

                           (vii) The Certificates have been duly and validly
                  authorized by the Servicer and, when executed and delivered by the Servicer and authenticated by the Trustee as specified in the Pooling and Servicing Agreement and delivered to the Underwriter pursuant to this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement; and the Certificates conform in all material respects to all statements relating thereto contained in the Prospectus.

                           (viii) Neither the issuance or delivery of the
                  Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document, nor the execution and delivery by the Seller of the Basic Documents to which it is a party, nor the fulfillment of the terms of the Certificates or each such Basic Document will result in the breach of any term or provision of the charter or by-laws of the Seller, and the Seller is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which such Seller is a party or by which it may be bound, or to which any of the property or assets of such Seller is subject, or (B) any law, decree, order, rule or regulation applicable to such Seller or the Business Loans of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over such Seller or their properties or the Business Loans, the default in or the breach or violation of which would have a material adverse effect on such Seller or the ability of such Seller to perform its obligations under the Basic Documents to which it is a party; and neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates or the Basic Documents will result in such a breach, violation or default which would have such a material adverse effect.

                           (ix) Except as described in the Prospectus, there is
                  no action, suit or proceeding against or investigation of the Seller, now pending, or, to the knowledge of the Seller, threatened against the Seller, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B) (1) asserting the invalidity of any Basic Document or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by the Seller of its obligations under the Basic Documents to which it is a party, or the validity or enforceability of any Basic Document or the Certificates or (4) seeking to adversely affect the federal income tax attributes of the Certificates described in the Prospectus; all pending legal or governmental proceedings to which the Seller is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to such Seller's ability to perform its obligations under the Basic Documents to which it is a party.

                           (x) The Seller possesses such licenses, certificates,
                  authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by it (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Certificates) and the Seller has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of such Seller to perform its obligations under the Basic Documents.

                           (xi) No authorization, approval or consent of any
                  court or governmental authority or agency is necessary in connection with the issuance or sale of the Certificates hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                           (xii) Upon delivery to the Underwriter of the
                  Certificates, the Underwriter will have good and marketable title to the Certificates free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xiii) Any taxes, fees and other governmental charges
                  that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents and the Certificates which have become due or will become due on or prior to Closing Time shall have been paid at or prior to Closing Time.

                           (xiv) The Trust Fund is not required to be registered
                  as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

     (b) Any certificate signed by any officer of the Seller and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by such Seller as to the matters covered thereby.

     Section 2. DELIVERY TO THE UNDERWRITER; CLOSING.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Seller agrees to deliver the Certificates to the Underwriter. In the event that the initial remittance rates and prices for each Class of Certificates have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Underwriter and the Seller.

     (b) Delivery of the Certificates shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Underwriter and the Seller, at 11:00 A.M., New York City time, on March 27, 1997, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Seller (such time and date of payment and delivery being herein called "Closing Time").

     (c) The Certificates will initially be represented as follows:

                        (i) The Class A Certificates will initially be
                represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC").

                        (ii) The Class M Certificates will initially be
                represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC.

                        (iii) The Class B Certificates will initially be
                represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC.

                       provided, however, that one Class B Certificate in an
                initial principal amount of less than $1,000 (the "Tail Certificate") may be issued in definitive form registered in the name of the Underwriter or its designee.

For purposes of this Agreement, all Certificates initially represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC, shall be referred to herein, collectively, as the "DTC Certificates."

     The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Certificates will be available in exchange for DTC Certificates only under the limited circumstances specified in the Pooling and Servicing Agreement. The DTC Certificates and Tail Certificate to be purchased by the Underwriter will be delivered by the Seller to the Underwriter (which delivery in the case of the DTC Certificates shall be made through the facilities of DTC) against payment of the purchase price therefor. The Underwriter hereby agrees, subject to the terms, conditions and provisions hereof, to purchase from the Seller (x) the Class A Certificates, at a price of 99.625%, such price being equal to 100% LESS an underwriting discount of 0.375%, (y) the Class M Certificates, at the price of 99.50% equal to 100% less an underwriting discount of 0.50% and (z) the Class B Certificates, at the price of 99.50%, such price being equal to 100% less an underwriting discount of 0.50%. The purchase price shall be paid by the Underwriter by a same day federal funds wire payable to the order of the Seller. The Certificates will be made available for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time.

     (d) The Class A Certificates, the Class M Certificates and the Class B Certificates shall be offered to the public from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.

     Section 3. COVENANTS OF THE COMPANY AND THE SELLER. The Company and the Seller covenant with the Underwriter as follows:

     (a) The Seller will promptly notify the Underwriter, and confirm the notice in writing, (i) of any amendment to the Registration Statement; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose; and (iv) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Seller will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Seller proposes for use by the Underwriter in connection with the offering of the Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) The Seller will deliver to the Underwriter as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Underwriter may reasonably request.

     (d) The Seller will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Seller will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Seller will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

     (f) The Seller will endeavor, in cooperation with the Underwriter, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that Seller shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Certificates have been so qualified, the Seller will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

     (g) The Seller will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

     (h) So long as any Certificates shall be outstanding, the Seller will deliver to the Underwriter, as promptly as practicable, such information concerning the Seller or the Certificates as the Underwriter may reasonably request from time to time.

     Section 4. PAYMENT OF EXPENSES. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to Section 10); (ii) the reproducing of the Basic Documents; (iii) the preparation, printing, issuance and delivery of the certificates for the DTC Certificates to the Underwriter;
(iv) the fees and disbursements of (A) the Underwriter's counsel, (B) KPMG Peat Marwick, accountants for the Company and issuer of the comfort letter, (C) the Trustee and its counsel and (D) DTC in connection with the book-entry registration of the DTC Certificates; (v) the qualification of the Certificates under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by each of Standard's & Poor's Rating Services. ("Standard's & Poor's"), Moody's Investors Service, Inc. ("Moody's) and Duff & Phelps Credit Rating Co. ("Duff & Phelps") for rating the Certificates; and (viii) the reproducing and delivery to the Underwriter of copies of the Blue Sky Survey.

     If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i), the Seller shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     Section 5. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Seller herein contained, to the performance by Seller of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Time, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

     (b) At Closing Time, the Underwriter shall have received:

                       (i) The favorable opinion, dated as of Closing Time,
               of Stroock & Stroock & Lavan LLP, counsel for the Underwriter, to the effect that:

                                    (A) The Registration Statement is effective
                           under the 1933 Act, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                    (B) At the time the Registration Statement
                           became effective and at the Representation Date, the Registration Statement (other than the financial, numerical, statistical and quantitative information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                               (C) The information in the Prospectus under
                           "Description of the Certificates" and "The
                           Agreements" and the information in the Prospectus Supplement under "Description of the Agreement and the Certificates" insofar as they constitute summaries of certain provisions of the Certificates and the Pooling and Servicing Agreement, summarizes fairly such provisions.

                                    (D) The information in the Prospectus under
                           "Summary of Terms- Federal Income Tax Consequences," "Summary of Terms-ERISA Considerations," "Federal Income Tax Consequences," "ERISA Considerations," "Legal Aspects of the SBA Loans," and "Risk Factors-The Status of the SBA Loans in the Event of Bankruptcy of an Originator" and in the Prospectus Supplement under "Summary of Terms-Tax Considerations," "Summary of Terms-ERISA Considerations," "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

                                    (E) TMSCMI has been duly organized and is
                           validly existing and is in good standing under the law of its jurisdiction of incorporation.

                                    (F) The Seller has the power to engage in
                           the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement, the Certificates and has all requisite power, authority and legal right to execute and deliver this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement, the Certificates and, with respect to TMSCMI (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                    (G) The Pooling and Servicing Agreement, the
                           Certificates, the Pricing Agreement and this Agreement each have been duly authorized, executed and delivered by the Seller. Assuming due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement, the Certificates, the Pricing Agreement and this Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, as the case may be, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                    (H) This Agreement and the Pooling and
                           Servicing Agreement have been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties thereto, this Agreement and the Pooling and Servicing Agreement are legal, valid and binding agreements enforceable in accordance with their terms against the Company, subject (a) to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws relating to or affecting creditors' rights generally, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                    (I) No consent, approval, authorization or
                           order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, the Pooling and Servicing Agreement, the Pricing Agreement and this Agreement, or the offer, issuance, sale or delivery of the Certificates, or the consummation of any other transactions by the Seller contemplated by the Pooling and Servicing Agreement, the Pricing Agreement and this Agreement, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel need not opine) and such other approvals as have been obtained.

                                    (J) Neither the consummation of the
                           transactions contemplated by, nor the fulfillment of the terms of, the Pooling and Servicing Agreement, the Pricing Agreement and this Agreement or the Certificates, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the Certificate of Incorporation or Bylaws of the Seller,
                           (b) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which the Seller is a party or by which it is bound or to which it is subject or (c) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge of any court, governmental authority or regulatory body to which the Seller is subject or by which it is bound.

                                    (K) The sale of the Certificates and the
                           delivery of each Note and Mortgage as and in the manner contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee for the benefit of the Certificateholders all right, title and interest of the Seller in and to the Business Loan, including, without limitation, the right to enforce each such Business Loan in accordance with its terms to the extent enforceable by the Seller at the time of such sale and delivery. With respect to the transfer of the Business Loans by the Seller, such counsel need express no opinion as to (i) whether the laws of the State of New York would apply to the transfer of the Business Loans or (ii) the effectiveness of the transfer of the Business Loans under the laws of the jurisdiction in which TMSCMI is located or the jurisdiction in which the Business Loans were originated or the right of the Trustee to enforce such Business Loans.

                                    (L) The Certificates, assuming due execution
                           by the Seller, due authorization by the Trustee, and delivery and payment therefore pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                                    (M) Assuming compliance with all provisions
                           of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a "grantor trust" and not as an association taxable as a corporation. The "Spread" (as defined in the Registration Statement) will be treated as "Stripped Coupons" within the meaning of
                           Section 1286 of the Internal Revenue Code of 1986, as amended (the "Code"). A portion of the interest accrued on each Business Loan will be treated as a "Stripped Coupon" purchased by the Class B and Class M Certificateholders. Each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Business Loan (minus the portion of the interest payable on such Business Loan that is treated as Spread, as a Stripped Coupon retained by the Servicer, or as a Stripped Coupon purchased by the Class B and Class M Certificateholders) and such interest in each Business Loan will be treated as a "Stripped Bond" within the meaning of Section 1286 of the Code. Each Class B and Class M Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Business Loan, plus a disproportionate share of the interest payable on each Business Loan (not including the Spread). Additionally, the Trust Fund will not be subject to New York State income or franchise tax.

                                    (N) Neither the qualification of the Pooling
                           and Servicing Agreement under the Trust Indenture Act of 1939, as amended, nor the registration of the Trust Fund created by such Agreement under the Investment Company Act of 1940, as amended, is presently required.

                           In rendering such opinion, Stroock & Stroock & Lavan
                  LLP may rely on certificates of responsible officers of the Company, the Seller, the Trustee, and public officials or, as to matters of law other than New York, California or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you).

                           (ii) The favorable opinion, dated as of Closing Time,
                  of corporate counsel for the Seller and the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                                    (A) Each of TMSCMI and the Company has been
                           duly organized and is validly existing and is in good standing under the laws of the State of New Jersey.

                                    (B) The Seller has the power to engage in
                           the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement and the Certificates and has all requisite power, authority and legal right to execute and deliver this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement and the Certificates (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                                    (C) This Agreement, the Pooling and
                           Servicing Agreement, the Pricing Agreement and the Certificates each have been duly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding agreements of such Seller, as the case may be, and assuming such agreements were governed by the laws of the State of New Jersey, would be enforceable in accordance with their respective terms against such Seller, as the case may be, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                                    (D) Neither the consummation of the
                           transactions contemplated by, nor the fulfillment of the terms of, this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement and the Certificates, (A) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Certificates of Incorporation or Bylaws of the Seller, or the terms of any material indenture or other material agreement or instrument of which such counsel has knowledge to which the Seller is a party or by which it is bound or to which it is subject, or (B) results in, or will result in the creation or imposition of any lien or encumbrance upon the Trust Fund or upon the related Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement, or (C) any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Seller is subject or to which it is bound.

                                    (E) Except as set forth in the Prospectus
                           Supplement, there is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, threatened against the Seller which, in such counsel's judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or result in any material liability on the part of the Seller or which would draw into question the validity of this Agreement, the Pricing Agreement, the Certificates, or the Pooling and Servicing Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement, the Certificates.

                                    (F) No consent, approval, authorization or
                           order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, the Pooling and Servicing Agreement, the Pricing Agreement, the Certificates or the consummation of the transactions contemplated therein, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained.

                                    (G) The delivery of each Business Loan as
                           and in the manner contemplated by the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee for the benefit of the Certificateholders all right, title and interest of the Seller in and to each such Business Loan including, without limitation, the right to enforce each such Business Loan in accordance with its terms to the extent enforceable by the Seller at the time of such delivery.

                           (iii) The favorable opinion, dated as of Closing
                  Time, of Winston & Strawn, counsel for the Trustee, in form and substance satisfactory to counsel for the Underwriter.

                           (iv) The favorable opinion, dated as of Closing Time,
                  of Eric R. Elwin, Esq., counsel for the Company, relating to the due organization, valid existence and good standing of the Company, the corporate power and authority of the Company to own its assets, conduct its business and perform its obligations under this Agreement, the due execution and binding nature of this Agreement and the non-contravention of this Agreement with respect to the Company's organizational documents, law, the Company's other agreements, all in customary form.

     In giving its opinion required by subsection (b)(1) of this Section, Stroock & Stroock & Lavan LLP shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Certificates which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial, numerical, statistical and quantitative information contained therein as to which such counsel need express no view).

     (c) At Closing Time the Underwriter shall have received from Stroock & Stroock & Lavan LLP, counsel for the Underwriter, a letter, dated as of Closing Time, authorizing the Underwriter to rely upon each opinion delivered by Stroock & Stroock & Lavan LLP to each of Standard's and Poor's, Moody's and Duff & Phelps in connection with the issuance of the Certificates as though each such opinion was addressed to the Underwriter and attaching a copy of each such opinion.

     (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate signed by one or more duly authorized officers of the Seller, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in
Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time; (iii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (e) At or prior to the delivery of the Prospectus Supplement, the Underwriter shall have received from KPMG Peat Marwick a letter dated as of such date and in form and substance satisfactory to the Underwriter, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Servicer's servicing portfolio which are included in the Prospectus Supplement and which are specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of such Seller identified in such letter and (ii) certain information regarding the Business Loans and the Business Files which are specified by the Underwriter and contained in the Prospectus Supplement and setting forth the results of such specified procedures.

     (f) At Closing Time, the Underwriter shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of Closing Time, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due authentication of the Certificates by the Trustee and such other matters as the Underwriter shall request.

     (g) At Closing Time, the Underwriter shall have received a certificate signed by one or more duly authorized officers of the Seller, dated as of Closing Time to the effect that:

                           (i) the representations and warranties of the Seller
                  in the Pooling and Servicing Agreement are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

                           (ii) the Seller has complied with all the agreements
                  and satisfied all the conditions on its part to be performed or satisfied in connection with the sale and delivery of the Certificates;

                           (iii) all statements and information contained in the
                  Prospectus Supplement under the captions "The Seller," "The Business Loan Pool" and "The SBA Loan Program," are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

                           (iv) the information set forth in the Business Loan
                  Schedule required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                           (v) the copies of the Charter and By-laws of the
                  Seller attached to such certificate are true and correct and, are in full force and effect on the date thereof;

                           (vi) except as may otherwise be disclosed in the
                  Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting the Seller which if adversely determined, individually or in the aggregate, would adversely affect the Seller's obligations under the Pooling and Servicing Agreement, the Pricing Agreement or this Agreement;

                           (vii) each person who, as an officer or
                  representative of the Seller signed (a) this Agreement, (b) the Pooling and Servicing Agreement, (c) the Certificates issued thereunder, (d) the Pricing Agreement or (e) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Pooling and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

                           (viii) except as otherwise set forth in the Pooling
                  and Servicing Agreement, each of the Business Loans referred to in the Pooling and Servicing Agreement was originated by the Seller;

                           (ix) a certified true copy of the resolutions of the
                  board of directors of the Seller with respect to the sale of the Certificates subject to this Agreement and the Pooling and Servicing Agreement, which resolutions have not been amended and remain in full force and effect;

                           (x) The Seller has complied with all the agreements
                  and satisfied all the conditions on its part to be performed or satisfied in connection with the issuance, sale and delivery of the Business Loans and the Certificates;

                           (xi) all statements contained in the Prospectus with
                  respect to the Company and the Seller are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact;

     (h) At Closing Time, the Class A Certificates shall have been rated "AAA" by Standard's & Poor's, Aaa by Moody's and "AAA" by Duff & Phelps, the Class M Certificates shall have been rated "A" by Standard's & Poor's, A2 by Moody's and "A" by Duff & Phelps and the Class B Certificates shall have been rated "BBB" by Standard's and Poor's, "Baa2" by Moody's and "BBB" by Duff & Phelps.

     (i) At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (j) On or before the Closing Time the Seller shall have delivered to the Trustee, to hold in trust for the benefit of the holders of the Certificates, Business Loans with aggregate outstanding balances as of the Cut-Off Date of $87,808,810.42.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Seller at any time at or prior to Closing time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 6. INDEMNIFICATION.

         (a) The Company and the Seller jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                         (i) against any and all loss, liability, claim,
                damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim,
                damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

                         (iii) against any and all expense whatsoever, as
                incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (x),
(y) and (z) of the immediately following paragraph; provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of the Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus was corrected in the Prospectus.

     (b) The Underwriter agrees to indemnify and hold harmless the Company and the Seller their directors, each of the Company's and Seller's officers who signed the Registration Statement, and each person, if any, who controls the Company or either Seller within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in (x) the second sentence of the fifth paragraph on the second page which is located on the inside cover (discussing the risk of a lack of secondary trading) of the Prospectus (or any amendment or supplement thereto), (y) the second sentence under "Investment Considerations-Limited Liquidity" of the Prospectus Supplement and (z) any Computational Materials, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the Underwriter.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section
6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

     Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Seller jointly and severally, on the one hand, and the Underwriter, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Seller jointly and severally, on the one hand, and the Underwriter, on the other hand, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the underwriting discount on the cover page of the Prospectus bears to the initial public offering price of the Certificates appearing thereon, (or, with respect to Computational Materials furnished by the Underwriter, the excess of the principal amount of the Certificates over the underwriting discount allocated to such principal amount of Certificates); and the Company and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by the Underwriter and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter and each respective director of the Seller, each officer of the Seller who signed the Registration Statement, and each respective person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.

     Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Seller submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of the Seller, and shall survive delivery of the Certificates to the Underwriter.

     Section 9. TERMINATION OF AGREEMENT.

     (a) The Underwriter may terminate this Agreement, by notice to the Company and the Seller, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Seller considered as one entity which, in the Underwriter's reasonable judgment, materially impairs the investment quality of the Certificates; (ii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority; (iii) if any banking moratorium has been declared by Federal or New York authorities; or (iv) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the Underwriter's judgment, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 10. COMPUTATIONAL MATERIALS. (a) It is understood that the Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Certificates, subject to the following conditions:

                           (i) The Underwriter shall comply with all applicable
                  laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

                           (ii) As used herein, "Computational Materials" shall
                  have the meaning given such term and the term "ABS Term Sheets" in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

                           (iii) The Underwriter shall provide the Company with
                  representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 10(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

                           (iv) If the Underwriter does not provide any
                  Computational Materials to the Company pursuant to subsection
                  (a)(iii) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

                           (v) In the event of any delay in the delivery by the
                  Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection
                  (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with is agreement set forth in Section 10(b) to file the Computational Materials by the time specified therein.

     (b) The Company shall file the Computational Materials (if any) provided to it by the Underwriter under Section 10(a)(iii) with the Commission pursuant to a Current Report on Form 8- K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

     Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Len Blum; and notices to the Company or any Seller shall be directed to it at 2840 Morris Avenue, Union, New Jersey 07083, Attention: Executive Vice President.

     Section 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Seller and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Originators and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Seller and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase. The Company and the Seller shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

     Section 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Unless otherwise set forth herein, specified times of day refer to New York time.

     Section 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Seller and the Company in accordance with its terms.


         Very truly yours,

         THE MONEY STORE COMMERCIAL MORTGAGE INC.

         By: /s/ Morton Dear
             Name:  Morton Dear
             Title:  Executive Vice President


         THE MONEY STORE INC.

         By: /s/ Morton Dear
            Name:  Morton Dear
            Title:  Executive Vice President



CONFIRMED AND ACCEPTED, as of the date first above written:


       PRUDENTIAL SECURITIES INCORPORATED

       By: /s/ Brendan Keane
          Name:  Brendan Keane
          Title: Vice President

                                                         EXECUTION COPY

                                   $90,000,000

                              THE MONEY STORE INC.


                The Money Store Business Loan Backed Certificates
                    Series 1997-1, Class A, Class M, Class B


                                PRICING AGREEMENT


                                                              March 21, 1997


Prudential Securities Incorporated
One New York Plaza
New York, New York 10292


Ladies and Gentlemen:


     Reference is made to the Underwriting Agreement, dated March 21, 1997 (the "Underwriting Agreement"), relating to $90,000,000, aggregate principal amount of The Money Store Business Loan Backed Certificates, Series 1997-1, Class A, Class M and Class B (collectively, the "Certificates"). The initial principal amount of Class A, Class M and Class B Certificates shall be $75,600,000, $7,200,000 and $7,200,000, respectively.

     Pursuant to Section 2 of the Underwriting Agreement, The Money Store Commercial Mortgage Inc. (the "Seller") agrees with Prudential Securities Incorporated (the "Underwriter") as follows:

                1. The Initial Remittance Rates on the Class A Certificates, Class M Certificates and Class B Certificates shall be 6.40%, 6.85% and 7.10%, respectively, per annum.

                2. The Underwriter's discount shall equal 0.375%, 0.50% and 0.50% of the initial principal amount of the Class A, Class M and Class B Certificates, respectively.

                3. Each Class of Certificates will be offered for sale to the public in negotiated transactions at prices to be determined at the time of sale.

                     [remainder of page intentionally blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Seller in accordance with its terms.


         Very truly yours,


         THE MONEY STORE COMMERCIAL MORTGAGE INC.


         By: /s/ Morton Dear
            Name:  Morton Dear
            Title: Executive Vice President


CONFIRMED AND ACCEPTED, as of
the date first above written:


        PRUDENTIAL SECURITIES INCORPORATED


        By: /s/ Brendan Keane
           Name:  Brendan Keane
           Title:  Vice President